Exhibit A(9)

SCHEDULE

to the

ISDA MASTER AGREEMENT

dated as of

[—]

between

[—],

a [—]

(“Party A”),

and

SERIES [    ] OF EQUINOX TRUST,

a statutory trust organized under the laws of the State of Delaware

(“Party B”).

Part 1. Termination Provisions

(a)	(i) Sections 5(a)(ii) (Breach of Agreement), 5(a)(iv) (Misrepresentation), and 5(a)(viii) (Merger Without Assumption) shall not apply to Party B; and Section 5(a)(v) (Default Under Specified Transaction) and Section 5(a)(viii)(Merger Without Assumption) shall not apply to Party A or Party B; and

(ii) Section 5(a)(vii) (Bankruptcy) shall apply to Party B; provided that clauses (2), (7) and (9) thereof shall not apply with respect to Party B, provided further that clause (4) shall not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates, provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or pursuant to the Transaction Documents or (ii) any appointment to which Party B has not become subject, and provided further that clause (8) shall apply to Party B to the extent that such clause (8) relates to clauses (1), (3), (4), (5) and (6) (except to the extent that such provisions are not applied to Party B).

(b)	“Specified Entity”

(i)	means, in relation to Party A, none; and

(ii)	means, in relation to Party B, none.

(c)	“Specified Transaction” shall have the meaning specified in Section 14 of the Agreement.

(d)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B.

(i) On the seventh line of Section 5(a)(vi) the words “or becoming capable at such time of being declared” shall be deleted.

(ii) “Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement.

(iii) “Threshold Amount” means in relation to Party A, [—] and in relation to Party B, not applicable.

(e)	The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply if Party A is the Affected Party and Party B is the Burdened Party.

(f)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to Party A and will not apply to Party B.

(g)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(h)	Payments on Early Termination. For the purpose of Section 6(e):

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(i)	“Termination Currency” means United States Dollars.

(j)	Additional Termination Event will apply. It will constitute an Additional Termination Event hereunder if Party B is dissolved pursuant to any applicable dissolution provision specified in (1) the Master Services Agreement, dated [—], between Equinox Trust, as Trust, Equinox Group Distributors, LLC, as Depositor, Equinox Institutional Asset Management, LP, as Evaluator and Supervisor, and The Bank of New York Mellon, as Custodian, Transfer Agent and Administrator (the “Master Services Agreement”), (2) the related Series MSA Supplement, dated [—], between Equinox Trust, as Trust, Equinox Group Distributors, LLC, as Depositor, Equinox Institutional Asset Management, LP, as Evaluator and Supervisor, and The Bank of New York Mellon, as Custodian, Transfer Agent and Administrator (the “Series MSA Supplement”), (3) the Master Trust Agreement, dated March 6, 2014 between Equinox Group Distributors, LLC, as Depositor, and Wilmington Trust, National Association, as Trustee (the “Trust Agreement”), or (4) the related Series Supplement, dated [—], between Equinox Group Distributors, LLC, as Depositor, and Wilmington Trust, National Association, as Trustee (the “Series Supplement and collectively with the Master Services Agreement, Series MSA Supplement and Trust Agreement, the “Trust Documents”). For purposes of this Additional Termination Event, Party B shall be the Affected Party.

In the event of Party B is dissolved pursuant to any provision in the Trust Documents, Party B shall cause Party A to terminate the all index options agreements in effect between the parties.

Part 2. Tax Representations

(a)	Payer Tax Representations. For the purposes of Section 3(e), Party A and Party B make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in

Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations.

(i)	For the purposes of Section 3(f), Party A makes the following representation: It is a [—] organized under [—].

(ii)	For the purposes of Section 3(f), Party B makes the following representation: It is a statutory trust organized under the laws of the State of Delaware.

Part 3. Agreement to Deliver Documents

(a)	For the purposes of Section 4(a), Tax forms, documents, or certificates to be delivered are:

Party required to deliver	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B	IRS Form W-9	Upon execution of this Agreement	Yes

Party A and Party B	Any other documents reasonably required to comply with applicable law or regulation	Promptly following reasonable demand by the other party	Yes

(b)	Other documents to be delivered are:

Party required to deliver	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B	Evidence of authority of signatories, and with respect to Party A, a Power of Attorney	Upon or promptly following execution of this Agreement	Yes

Party A and Party B	Any Credit Support Document specified in Part 4(f) herein	Upon execution of this Agreement	No

Part 4. Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a):

(i)	Address for notices or communications to Party A:

Address:

Attention:

Telephone No.

Facsimile No.:

(ii)	Address for notices or communications to Party B:

Address:	Series [ ] of Equinox Trust c/o Equinox Group Distributors, LLC 47 Hulfish Street, Suite 510 Princeton, New Jersey 08542
Attention:	Daniel Prezieso, Esq.
Telephone No.:	(609) 454-5227
Email:	dprezioso@equinoxllc.com

(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent, not applicable.

Party B appoints as its Process Agent, Equinox Group Distributors, LLC.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c):

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A. All determinations, calculations, specifications, and choices by the Calculation Agent shall be made in good faith and in a commercially reasonable manner; provided, that if Party B disputes any such calculation, determination, specification, or choice, such calculation, determination, specification or choice shall be made by a third party mutually agreed and appointed by Party A and Party B whose fees and expenses, if any, shall be met equally by them both (the “Substitute Calculation Agent”). If Party A and Party B are unable to agree on a Substitute Calculation Agent, each of Party A and Party B shall select an independent dealer, and such independent dealers shall agree on a third party, which shall be deemed to be the Substitute Calculation Agent.

(f)	Credit Support Document. Details of any Credit Support Document, each of which is incorporated by reference in, and made part of, this Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement or such Confirmation:

(i) Credit Support Annex dated the date hereof between Party A and Party B shall constitute a Credit Support Document with respect to the obligations of Party A and Party B. Paragraph 13 of the Credit Support Annex shall be in the form of Exhibit B attached to this Schedule.

(ii) The Collateral Account Control Agreement in respect of the Trust Collateral Account (as such term is defined in the Trust Documents) and the Securities Account Control Agreement in respect of the Counterparty Collateral Account (as such term is defined in the Trust Documents) shall constitute Credit Support Documents with respect to the obligations of Party A and Party B. The Collateral Account Control Agreement and the Securities Account Control Agreement shall be in the form of Exhibits C and D attached to this Schedule, respectively.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A, none.

Credit Support Provider means in relation to Party B, none.

(h)	Governing Law. Section 13(a) is hereby replaced with the following:

(a)	Governing Law. This Agreement and each Transaction entered into hereunder will be governed by, and construed and enforced in accordance with, the law of the State of New York (without reference to its choice of law doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

(i)	Jurisdiction. Section 13(b) is hereby amended by:

(i)	deleting in the second line of subparagraph (i) thereof the word “non-”; and

(ii)	deleting the final paragraph thereof.

(j)	Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply to Transactions.

Part 5. Other Provisions

(a)	Confirmation. Each Confirmation supplements, forms part of, and will be read and construed as one with this Agreement. A form of Confirmation is set forth as Exhibit A hereto.

(b)	Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period, the phrase “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person.”

(c)	Additional Representations. The parties agree to amend Section 3 by adding new Sections 3(g), (h), (i), and (j) as follows:

(g)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.

(h)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(i)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(j)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(d)	Consent to Recording. Each party consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties, with or without the use of a warning tone, and their Affiliates in connection with this Agreement or any potential Transaction, provided however, that it shall be the responsibility of each party to satisfy any notice and/or consent requirements imposed by applicable law or regulation with respect to the recording that it conducts.

(e)	Waiver of Trial by Jury. Each party hereby irrevocably waives any and all right to trial by jury in any Proceeding.

(f)	Limitation of Trustee Liability. The Trustee (as defined in the Trust Documents) shall have no personal liability hereunder. All amounts due by Party B under any Transaction shall be paid solely from the assets of Party B in accordance with the Trust Documents. Party A acknowledges that the Trustee has not made any independent investigation into the facts or matters stated in the representations and warranties and covenants given by Party B in this Agreement.

(g)	Limited Recourse. The Parties acknowledge and agree that (i) in no event will any BNY Party (as defined in the Master Services Agreement) be personally liable for any payment, cost or expense arising from or in connection with this Agreement or otherwise entered into by the Depositor (as defined in the Master Services Agreement) on behalf of Party B in connection with this Agreement, and (ii) Party A shall look solely to the assets of Party B for the performance of the obligations of Party B with respect to this Agreement. Each BNY Party and the Depositor shall not be personally liable in respect of any obligation of Party B under this Agreement.

(h)

Series of Equinox Trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to Party B, this Agreement and any Transaction consummated pursuant to this Agreement shall be enforceable against the assets of Party B only, and not against the assets of Equinox Trust generally or the assets of any other series of Equinox Trust. Further, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of Equinox Trust shall be enforceable against the assets of any other series of Equinox Trust, including Party B.

(i)	Additional Representations and Agreements. The parties hereby represent and agree (which representations and agreements will be deemed to be repeated on each date on which a Transaction is entered into hereunder) that with respect to this Agreement and each Transaction, it is and will be, at all times, in full compliance with all applicable requirements and restrictions under the Investment Company Act of 1940, as amended.

(j)	Limited Additional Waiver. If an Event of Default, Potential Event of Default, or Termination Event has occurred and is continuing with respect to a party (“X”), the other party (“Y”) shall have the rights set forth in Section 6 and (if applicable) under Section 2(a)(iii) of the Agreement; provided that, upon the occurrence of such events, X shall deliver written notice to Y (which notice, to be effective, must state that an Event of Default, Potential Event of Default, or Termination Event (as applicable) has occurred, Y shall have until expiration of the 30 calendar day period following the later of (i) the effectiveness of such notice from X and (ii) the first date on which Y would otherwise have been entitled to designate an Early Termination Date under the Agreement to exercise its rights under Section 6. For the avoidance of doubt, if Y fails to exercise its rights under Section 6 within such 30-day period, Y shall be deemed to (i) waive its rights under Section 6 and (if applicable) Section 2(a)(iii) of the Agreement, and (ii) have provided a waiver to X, each in connection with the Event of Default, Potential Event of Default, or Termination Event specified in the notice from X.

(k)	Defined Terms. The following terms have the meanings assigned to such terms in the respective Trust Documents: Administrator, BNY Party, Depositor, Evaluator, Supervisor, Transfer Agent, Trustee, Trust Collateral Account and Counterparty Collateral Account.

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

[—]

By: [—]

By:
Name:
Title:
Date:

SERIES [    ] OF EQUINOX TRUST

By: Equinox Group Distributors, LLC,

as Depositor

By:
Name:
Title:
Date:

EXHIBIT A

FORM OF CONFIRMATION FOR INDEX OPTION TRANSACTION

To:	Series [—] of Equinox Trust

A/C:	[Insert Account Number]

From:	[—]

Re:	Index Option Transaction

Ref. No:	[Insert Reference Number]

Date:	[Insert Date]

Dear Sir(s):

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between [—] (“[—]”) and Series [—] of Equinox Trust (“Counterparty”). This communication constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1. This Confirmation is subject to, and incorporates, the definitions and provisions of the 2006 ISDA Definitions (including the Annex thereto) (the “2006 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2006 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between this Confirmation and the Definitions or the Agreement, as the case may be, this Confirmation shall govern.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement (Multicurrency-Cross Border) dated as of [—], as amended and supplemented from time to time (the “Agreement”), between [—] and Counterparty. All provisions contained in, or incorporated by reference to, the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the Definitions or the Agreement, as the case may be, this Confirmation shall govern.

This Confirmation incorporates the definitions of the Master Services Agreement (the “MSA Definitions”) between Equinox Trust, as Trust, Equinox Group Distributors, LLC, as Depositor, Equinox Institutional Asset Management, LP, as Evaluator and Supervisor, and The Bank of New York Mellon, as Custodian, Transfer Agent and Administrator (the “Master Services Agreement”). In the event of any inconsistency between this Confirmation and the MSA Definitions, this Confirmation shall govern.

This Confirmation evidences a complete and binding agreement between [—] and Counterparty as to the terms of the Transaction to which this Confirmation relates.

2. This Transaction constitutes an Index Option Transaction for the purposes of the Equity Definitions. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[ ]

Option Style:	European

Option Type:	[Put][Call]

Seller:	[—][Counterparty]

Buyer:	[—][Counterparty]

Index:	S&P500® Index

Number of Options:	[ ][Equal to the number of Units]

Index Units per Option:	[ ]

Strike Price:	[ ]

Premium:	[ ] [(Premium per Option [ ])]

Premium Payment Date:	[ ]

Exchange:	Each principal exchange or quotation system on which the securities comprising the Index trade

Related Exchange(s):	All Exchanges

[For Put Option Only:

Knock-in Event:	Applicable

Knock-in Price:	[ ]

Knock-in Reference Security:	S&P500® Index

Knock-in Determination Day(s):	The Expiration Date

Knock-in Valuation Time:	The Valuation Time]

Procedures for Exercise:

Expiration Time:	The Valuation Time

Expiration Date:	[ ]

Multiple Exercise:	Not Applicable

Automatic Exercise:	Applicable

Seller’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of Giving
Notice:	[ ]

Valuation:

Valuation Time:	As provided in Section 6.1 of the Equity Definitions

Valuation Date:	The Exercise Date

Futures Price Valuation:	Not Applicable

Market Disruption Events:	Section 6.6 of the Equity Definitions is hereby amended by replacing all references to “eight” with “two” and by replacing all references to “eighth” with “second”.

Settlement Terms:

Settlement Currency:	USD

Settlement Price:	As provided in Section 7.3 of the Equity Definitions

Cash Settlement Payment Date:	One Settlement Cycle following the relevant Valuation Date

Option Cash Settlement Amount:	[Call: Cash Settlement Amount][Put: Cash Settlement Amount, provided that the Cash Settlement Amount shall never exceed USD [ ]]

Index Adjustment Events:

Index Cancellation:	Calculation Agent Adjustment

Index Modification:	Calculation Agent Adjustment

Index Disruption:	Calculation Agent Adjustment

Determining Party:	Calculation Agent (on behalf of Party B)

Additional Disruption Events:

(a) Change in Law:	Applicable; provided that the word “Shares” in Section 12.9(a)(ii) of the Equity Definitions is replaced by the words “Hedge Positions”.

(b) Hedging Disruption:	Not Applicable

(c) Loss of Stock Borrow:	Not Applicable

(d) Increased Cost of Stock Borrow:	Not Applicable

(e) Increased Cost of Hedging:	Not Applicable

Determining Party:	[—]

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Index Disclaimer:	Applicable

Additional Acknowledgements:	Applicable

[—] Payment Instructions	[—]

Counterparty Payment Instructions:	To be provided by Counterparty

3. Calculation Agent.

As per the Agreement.

The Calculation Agent agrees that this Transaction is intended to hedge the Series 1 of Equinox Trust Buffer Return Portfolio Linked to the S&P 500® Index Due [—], 2017, the terms of which appear in the related prospectus for Series 1 of Equinox Trust on Form S-6 and all computations shall be made consistent with the forgoing.

4. Optional Unwind.

(a) [Buyer/Seller] may elect to terminate the Transaction in whole or in part on any Exchange Business Day prior to the Valuation Date by giving [Buyer/Seller] notice orally or in writing (a “Termination Notice”) specifying the Number of Options in respect of which it wishes to terminate the Transaction (the “Terminated Number of Options”) and the proposed early termination date. The “Optional Early Termination Date” (unless the parties otherwise agree at such time) shall be the Exchange Business Day specified in the Termination Notice.

(b) If a Termination Notice is given, subject to (c) below, the Cash Settlement Amount with respect to the Terminated Number of Options shall be calculated pursuant to Section 12.8 of the Equity Definitions and shall be determined as of the Optional Early Termination Date. For purposes of Section 12.8 of the Equity Definitions, [Buyer/Seller] shall be the Determining Party. The Cash Settlement Amount with respect to the Terminated Number of Options shall be paid by [Buyer/Seller] not later than [the third Currency Business Day] [one Settlement Cycle] after the Optional Early Termination Date.

(c) If a Termination Notice is given in respect of which the Terminated Number of Options is less than the Number of Options, the Transaction shall continue in effect, but only in relation to a Number of Options equal to (a) the Number of Options immediately prior to the Optional Early Termination Date less (b) the Terminated Number of Options.

5. Additional Provisions. Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) thereof and the provisions of Regulation D thereunder. Accordingly, each party represents and warrants to the other that (a) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (b) it is an “accredited investor” as that term is defined under Regulation D, (c) it will purchase the Transaction for investment and not with a view to the distribution or resale thereof, and (d) the disposition of the Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

Counterparty represents and warrants that it has received, read and understands the OTC Options Risk Disclosure Statement and a copy of the most recent disclosure pamphlet prepared by The Options Clearing Corporation entitled “Characteristics and Risks of Standardized Options”.

6. Additional Representations. Counterparty represents and warrants to [—] that, on the date that this Transaction is entered into, it is not entering into this Transaction on the basis of, and is not aware of, any material, non-public information concerning the Index or the shares comprising the Index.

7. Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between [—] and Counterparty with respect to this Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to [—].

Yours faithfully,

[—]

By:
Name:
Title:
Date:

Agreed and Accepted By:

Series [—] of Equinox Trust

By: Equinox Group Distributors, LLC,

as Depositor

By:
Name:
Title:
Date:

EXHIBIT B

FORM OF CREDIT SUPPORT ANNEX

CREDIT SUPPORT ANNEX

to the SCHEDULE

to the

MASTER AGREEMENT

dated as of

[—], 2014

between

[—].

(“Party A”)

and

SERIES [    ] OF EQUINOX TRUST

(“Party B”)

Paragraph 13. Elections and Variables

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: Not Applicable.

With respect to Party B: Not Applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a).

(B)	“Return Amount” has the meaning specified in Paragraph 3(b).

(C)	“Credit Support Amount” has the meaning specified in Paragraph 3.

Notwithstanding the provisions of Paragraphs 3(a) and 3(b), Party B shall not be required to provide notice for the demand of the Return Amount or Delivery Amount. Instead, Party B shall be deemed to have provided such demand prior to the Notification Time on the relevant Valuation Date, for each Valuation Date on which Party B would be entitled to demand a Return Amount or Delivery Amount related to the Transactions.

(ii)	Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:

		Party A	Party B	Valuation Percentage
(A)	Cash	Yes	Yes	100%

(B)	Negotiable debt obligations issued by the Government of the United States having a residual maturity of not more than the term of any Transaction	Yes	Yes	99%

(iii) Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified: None.

(iv)	Thresholds.

(A)	“Independent Amount” means with respect to Party A: Zero.

“Independent Amount” means with respect to Party B: Zero.

(B) “Threshold” means with respect to Party A, Zero.

“Threshold” means with respect to Party B, Zero.

(C) “Minimum Transfer Amount” means USD 100,000, with respect to Party A and Party B; provided, however, that if an Event of Default or Specified Condition has occurred and is continuing with respect to a party, the Minimum Transfer Amount with respect to such party shall be zero.

(D)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i) “Valuation Agent” means Party A; provided, that if Party A is unable to perform the required calculations and notifies Party B of that fact or if an Event of Default occurs with respect to Party A, Party B shall have the right to appoint a successor valuation agent that is a leading dealer in the relevant market. The Valuation Agent shall make all determinations in good faith and in a commercially reasonable manner.

(ii)	“Valuation Date” means each Local Business Day.

(iii)	“Valuation Time” means the close of business on the Local Business Day immediately preceding the Valuation Date or date of calculation as applicable; provided, however, that the calculations of Value and Exposure will, as far as practicable, be made as of approximately the same time on the same date.

(iv)	“Notification Time” means no later than 1:00 p.m., New York time, on a Local Business Day.

(d)	Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A and Party B: Illegality and Tax Event; with respect to Party A, Tax Event Upon Merger; and with respect to Party B, Additional Termination Event.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. The Pledgor is not required to obtain the Secured Party’s consent for any substitutions pursuant to Paragraph 4(d).

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)	“Value”. For the purpose of Paragraph 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows:

(A)	The Value of Cash will be the face amount thereof, multiplied by the applicable Valuation Percentage.

(B)	With respect to securities, the sum of (1) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such securities chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker on such date, the mean of such high bid and low asked prices as of the day, next preceding such date, on which such quotations were available, plus (2) the accrued interest on such securities (except to the extent transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (1) of this clause (B)) as of such date, multiplied by the applicable Valuation Percentage.

(iii)	“Alternative”. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral. Party A shall hold all Posted Collateral with [The Bank of New York Mellon] in the Counterparty Collateral Account (as defined in the Series MSA Supplement, dated [—], between Equinox Trust, as Trust, Equinox Group Distributors, LLC, as Depositor, Equinox Institutional Asset Management, LP, as Evaluator and Supervisor, and The Bank of New York Mellon, as Custodian, Transfer Agent and Administrator (the “Series MSA Supplement”)). Party B shall hold all Posted Collateral with The Bank of New York Mellon in the Trust Collateral Account (as such term is defined in the Series MSA Supplement)

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party A and will not apply to Party B.

(iii)	Custodian. [The Bank of New York Mellon] shall initially serve as Custodian for Party A and may be replaced pursuant to the terms of the Securities Account Control Agreement entered into with respect to the Counterparty Collateral Account (as such term is defined in the Series MSA Supplement). The Bank of New York Mellon shall initially serve as Custodian for Party B and may be replaced pursuant to the terms of the Collateral Account Control Agreement entered into with respect to the Trust Collateral Account (as such term is defined in the Series MSA Supplement).

(h)	Distributions and Interest Amount.

(i)	Interest Rate. Not Applicable.

(ii)	Transfer of Interest Amount. Not Applicable.

(iii)	Alternative to Interest Amount. Not Applicable.

(i)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

(j)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

With respect to Party A:	[—]
[—]
Telephone No.: [—]
Facsimile No.: [—]
Attention: [—]
E-mail: [—]

With respect to Party B:	Series [ ] of Equinox Trust
c/o Equinox Group Distributors, LLC
47 Hulfish Street, Suite 510
Princeton, New Jersey 08542
Attention: Daniel Prezieso, Esq.
Telephone No.: (609) 454-5227
Email: dprezioso@equinoxllc.com

(k)	Addresses for Transfers.

Party A: To be specified by Party A in writing.

Party B: To be specified by Party B in writing.

(l)	Other Provisions:

(i) Paragraph 7 Subparagraph (i) Events of Default is hereby amended by deleting the words “two Local Business Days” in the third line thereof, and replacing them with “one Local Business Day”.

[Rest of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Annex as of the date specified on the first page hereof.

[—]		Series [—] of Equinox Trust

By: [—]		By: Equinox Group Distributors, LLC, as Depositor

By:		By:
	Name:	Name:
	Title:	Title:
Date:

EXHIBIT C

FORM OF COLLATERAL ACCOUNT CONTROL AGREEMENT

COLLATERAL ACCOUNT CONTROL AGREEMENT

AGREEMENT, dated as of                             among each of the registered investment companies or series thereof (and with respect to any pledgor that is a series fund, pledgor shall mean only the specified portfolio) listed on Appendix II hereto, severally and not jointly (each referred to separately herein as “Pledgor”), [DEALER]                              (“Secured Party”) and The Bank of New York Mellon (“Securities Intermediary”).

W I T N E S S E T H :

WHEREAS, Secured Party and Pledgor have entered into an ISDA Master Agreement dated as of                             , including a Credit Support Annex, as amended (the “Collateral Agreement”) pursuant to which Pledgor has agreed to pledge to Secured Party the Collateral (as defined below) in order to secure the repayment of Pledgor’s obligations to Secured Party; and

WHEREAS, Securities Intermediary acts as custodian of certain assets of Pledgor pursuant to a contract between Securities Intermediary and Pledgor (the “Custodian Agreement”) and holds such assets in an account (the “Custodial Account”); and

WHEREAS, Secured Party and Pledgor have requested Securities Intermediary to hold the Collateral and to perform certain other functions as more fully described herein; and

WHEREAS, Securities Intermediary has agreed to act on behalf of Secured Party and Pledgor in respect of Collateral delivered to Securities Intermediary by Pledgor for the benefit of the Secured Party, subject to the terms hereof;

NOW THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1. “Account” shall mean, for each Pledgor, the segregated custodial account established and maintained pursuant to this Agreement in which Collateral shall be deposited by Pledgor and pledged to Secured Party and any demand deposit account established and maintained in connection therewith.

2. “Authorized Person” shall be any person, whether or not an officer or employee of Secured Party or Pledgor, duly authorized by Secured Party or Pledgor, respectively, to give Oral and/or Written Instructions on behalf of Secured Party or Pledgor, respectively, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

3. “Collateral” shall mean all assets (including cash, securities, investment property and all proceeds thereof) held in the Account from time to time.

4. “Depository” shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York for receiving and delivering securities, The Depository Trust Company and any other clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency, and their respective successors and nominees.

5. “Notice of Exclusive Control” shall mean a written notice (in the form of Exhibit A hereto) given by Secured Party to Securities Intermediary and to Pledgor that Secured Party is exercising sole and exclusive control of the Collateral.

6. “Oral Instructions” shall mean verbal instructions received by Securities Intermediary.

7. “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

8. “Written Instructions” shall mean written communications received by Securities Intermediary via S.W.I.F.T., tested telex, letter, facsimile transmission or other method or system specified by Securities Intermediary as available for use in connection with this Agreement.

The terms “entitlement holder,” “entitlement order,” “financial asset,” “investment property,” “proceeds,” “security,” “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC.

ARTICLE II

APPOINTMENT AND STATUS OF SECURITIES INTERMEDIARY;

ACCOUNT

1. Appointment; Identification of Collateral. Secured Party and Pledgor each hereby appoints Securities Intermediary to perform its duties as hereinafter set forth and authorizes Securities Intermediary to hold Collateral in the Account in registered form in its name or the name of its nominees. Securities Intermediary hereby accepts such appointment and agrees to establish and maintain the Account and appropriate records identifying the Collateral in the Account as pledged by Pledgor to Secured Party. [I.[Upon receipt of a Notice of Exclusive Control, ]] Pledgor hereby authorizes Securities Intermediary to comply with all Oral and Written Instructions, including entitlement orders, originated by Secured Party [II.[or Pledgor]] [III.[and Pledgor]] with respect to the transfer of Collateral from the Account without further consent or direction from Pledgor or any other party.

2. Status of Securities Intermediary. The parties agree that Securities Intermediary is a securities intermediary and that for the purposes of the UCC the Account shall be deemed to consist of (a) a “securities account” (within the meaning of Article 8 of the UCC) with respect to securities deposited therein and (b) a “deposit account” (within the meaning of Article 9 of the UCC) with respect to cash deposited in or credited thereto, and intend that all securities held in the Account shall be treated as financial assets.

3. Use of Depositories. Secured Party and Pledgor hereby authorize Securities Intermediary to utilize Depositories to the extent possible in connection with its performance hereunder. Collateral held by Securities Intermediary in a Depository will be held subject to the rules, terms and conditions of such Depository. Where Collateral is held in a Depository, Securities Intermediary shall identify on its records as belonging to Pledgor and pledged to Secured Party a quantity of securities as part of a fungible bulk of securities held in Securities Intermediary’s account at such Depository. Securities deposited in a Depository will be represented in accounts which include only assets held by Securities Intermediary for its customers.

ARTICLE III

COLLATERAL SERVICES

1. Notice of Exclusive Control. Until Securities Intermediary receives a Notice of Exclusive Control from Secured Party, Securities Intermediary shall act upon any Oral or Written Instructions, including entitlement orders, [I.[originated solely by Pledgor ]] [II.[originated by Secured Party or Pledgor.]][III. [originated by Secured Party and Pledgor]] with respect to the transfer of Collateral from the Account. Secured Party may exercise sole and exclusive control of the Collateral at any time by delivering to Securities Intermediary a Notice of Exclusive Control. Upon receipt of a Notice of Exclusive Control, Securities Intermediary shall, without inquiry and in reliance upon such Notice, thereafter comply with Oral or Written Instructions (including entitlement orders) solely from Secured Party with respect to the transfer of Collateral from the Account. Secured Party represents, warrants and covenants to Pledgor and Securities Intermediary that Secured Party will only issue a Notice of Exclusive Control if Secured Party has determined in good faith that an event of default or other similar event has occurred under the Collateral Agreement which entitles Secured Party to exercise its rights as a secured party with respect to the Collateral in the Account. Securities Intermediary will have no liability to Secured Party or Pledgor for complying with a Notice of Exclusive Control or institutions (including entitlement orders) originated by Secured Party in connection therewith. Securities Intermediary will be fully protected in complying with a Notice of Exclusive Control (and any instructions, including entitlement orders, originated by Secured Party in connection therewith) whether or not Pledgor may allege that no rights of Secured Party exist to provide such instructions or to issue the Notice of Exclusive Control.

2. Collateral Removal; Substitutions. Until Securities Intermediary receives a Notice of Exclusive Control from Secured Party, Securities Intermediary is authorized to act upon any Oral or Written Instructions from Pledgor to transfer Collateral from the Account or substitute other assets for any Collateral then held in the Account (“Substitute Collateral”). It shall be Pledgor’s sole responsibility to ensure that at all times the market value of Collateral in the Account (including Substitute Collateral) shall not be less than the amount Pledgor is required to maintain pursuant to the Collateral Agreement.

3. Payment of Proceeds. Until Securities Intermediary receives a Notice of Exclusive Control, Securities Intermediary shall transfer to Pledgor (by credit to the Custodial Account) all proceeds received by it with respect to the Collateral. After Securities Intermediary’s receipt of a Notice of Exclusive Control, Securities Intermediary shall credit to the Account all proceeds received by it with respect to the Collateral.

4. Advances by Securities Intermediary. If there shall arise for any reason an overdraft in the Account, whether in connection with an advance by Securities Intermediary to settle a transaction involving the Account or reversing any provisional credit to the Account, or if an overdraft shall otherwise arise, such overdraft or indebtedness shall be deemed an overdraft or indebtedness within the meaning of the Custodian Agreement and Securities Intermediary shall have all the rights and remedies available to it thereunder, solely as related to the assets held in the Custodial Account, and for the avoidance of doubt not the Collateral in the Account.

5. Statements. Securities Intermediary shall furnish or make available to Pledgor and Secured Party advices of transactions affecting the Account and monthly Account statements. Each of Pledgor and Secured Party may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, each of Pledgor and Secured Party acknowledges that such transmissions are not encrypted and therefore are insecure. Each of Pledgor and Secured Party further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Securities Intermediary shall not be responsible for any damage or liability suffered or incurred by Pledgor, Secured Party or any person claiming by or through Pledgor or Secured Party as a result of the use of such methods.

6. Notice of Adverse Claims. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any portion of the Collateral carried therein by an entity not party to this Agreement, Securities Intermediary shall use reasonable efforts to notify Secured Party and Pledgor as promptly as practicable under the circumstances.

ARTICLE IV

GENERAL TERMS AND CONDITIONS

1. Standard of Care; Indemnification. (a) Securities Intermediary shall not be liable for any damages or liabilities incurred by or asserted against Pledgor or Secured Party that do not arise out of the gross negligence or willful misconduct of Securities Intermediary. Securities Intermediary shall have no liability whatsoever for the action or inaction of any Depository. In no event shall Securities Intermediary be liable for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.

(b) Secured Party and Pledgor agree, jointly and severally, to indemnify Securities Intermediary and hold Securities Intermediary harmless from and against any and all damages and liabilities sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any action or inaction, or arising out of Securities Intermediary’s performance under this Agreement, including reasonable fees and expenses of counsel; provided, that Pledgor and Secured Party shall not indemnify Securities Intermediary for those damages and liabilities arising out of Securities Intermediary’s gross negligence or willful misconduct. This indemnity shall be a continuing obligation of Pledgor and Secured Party and their respective successors and assigns, notwithstanding the termination of this Agreement.

(c) It is understood and agreed by Secured Party, Securities Intermediary and each Pledgor listed in Appendix II hereto at any time that (i) this document shall constitute a separate agreement with respect to each Pledgor, as if each Pledgor has executed a separate document naming only itself as the party to such separate agreement, and that no Pledgor shall have any liability under this document for the obligations of any other Pledgor and (ii) the Collateral Agreement shall constitute a separate agreement between Secured Party and each Pledgor individually, separately and severally (not jointly).

(d) It is understood and agreed by Secured Party, Securities Intermediary and each Pledgor listed in Appendix II hereto at any time that (i) an amendment or modification of Appendix II hereto will be effective if in writing and executed by Secured Party, Securities Intermediary and, in the case of adding any new party as Pledgor in Appendix II hereto, such new Pledgor, or, in the case of deleting any existing Pledgor listed in Appendix II hereto immediately prior to such amendment or modification, such deleted Pledgor and (ii) consent from any Pledgor other than such new Pledgor or such deleted Pledgor, as the case may be, is deemed to have been given or otherwise not necessary for such amendment or modification to be effective.

(e) Securities Intermediary shall have no duty, responsibility or obligation to question, investigate or verify compliance by Pledgor or Secured Party with applicable law.

2. No Obligation Regarding Quality of Collateral. Securities Intermediary shall be under no obligation to inquire into, and shall not be liable for, any damages or liabilities incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

3. No Responsibility Concerning Collateral Agreement. Pledgor and Secured Party hereby agree that, notwithstanding references to the Collateral Agreement in this Agreement, Securities Intermediary has no interest in, and no duty, responsibility or obligation with respect to, the Collateral Agreement (including without limitation, no duty, responsibility or obligation to monitor Pledgor’s or Secured Party’s compliance with the Collateral Agreement or to know the terms of the Collateral Agreement).

4. No Duty of Oversight. Securities Intermediary is not at any time under any duty to monitor the value of any Collateral in the Account or whether the Collateral is of a type required to be held in the Account, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of, any Collateral.

5. Advice of Counsel. Securities Intermediary may, with respect to questions of law, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

6. No Collection Obligations. Securities Intermediary shall be under no obligation to take action to collect any amount payable on Collateral in default, or if payment is refused after due demand and presentment.

7. Fees and Expenses. Pledgor agrees to pay to Securities Intermediary the fees as may be agreed upon from time to time. Pledgor shall reimburse Securities Intermediary for all reasonable documented costs associated with transfers of Collateral to Securities Intermediary and records kept in connection with this Agreement. Pledgor shall also reimburse Securities Intermediary for reasonable documented out-of-pocket expenses which are a normal incident of the services provided hereunder.

8. Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms. (a) Subject to the terms below, Securities Intermediary shall be entitled to rely upon any Written or Oral Instructions actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be duly authorized and delivered. Secured Party and Pledgor each agrees (i) to forward to Securities Intermediary Written Instructions confirming its Oral Instructions by the close of business of the same day that such Oral Instructions are given to Securities Intermediary and (ii) that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Securities Intermediary shall in no way affect the validity or enforceability of transactions authorized and effected by Securities Intermediary pursuant to its Oral Instructions.

(b) If Securities Intermediary receives Written Instructions which appear on their face to have been transmitted via (i) computer facsimile, email, the Internet or other insecure electronic method or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Secured Party and Pledgor each understands and agrees that Securities Intermediary cannot determine the identity of the actual sender of such Written Instructions and that Securities Intermediary shall conclusively presume that such Written Instructions have been sent by an Authorized Person. Secured Party and Pledgor shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to Securities Intermediary and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.

(c) Secured Party and Pledgor each acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Securities Intermediary and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it. Secured Party and Pledgor each agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(d) If Secured Party or Pledgor elects to transmit Written Instructions through an on-line communication system offered by Securities Intermediary, its use thereof shall be subject to the Electronic Access Terms and Conditions attached hereto as Appendix I, which is made a part of this Agreement with respect to the matters set forth therein. If Secured Party or Pledgor elects (with Securities Intermediary’s prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, it agrees that Securities Intermediary shall not be responsible or liable for the reliability or availability of any such service.

9. Inspection. Upon reasonable request and provided Securities Intermediary shall suffer no significant disruption of its normal activities, Secured Party and Pledgor shall have access to Securities Intermediary’s books and records relating to the Account during Securities Intermediary’s normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Secured Party or Pledgor at its expense.

10. Account Disclosure. Securities Intermediary is authorized to supply any information regarding the Account which is required or requested by any law or governmental or regulatory authority.

11. Force Majeure. Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; and inability to obtain labor, material, equipment or transportation.

12. Pricing Services. Securities Intermediary may, as an accommodation, provide pricing or other information services to Pledgor and/or Secured Party in connection with this Agreement. Securities Intermediary may utilize any vendor (including securities brokers and dealers) believed by it to be reliable to provide such information. Under no circumstances shall Securities Intermediary be liable for any damage or liability suffered or incurred by Pledgor or Secured Party as a result of errors or omissions with respect to any pricing or other information utilized by Securities Intermediary hereunder.

13. No Implied Duties. Securities Intermediary shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary in connection with this Agreement.

ARTICLE V

MISCELLANEOUS

1. Termination. This Agreement shall terminate upon (a) Securities Intermediary’s receipt of Written Instructions from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral, (b) transfer of the Collateral to Secured Party subsequent to Securities Intermediary’s receipt of a Notice of Exclusive Control, (c) the occurrence or existence of a default or event of default with respect to Secured Party under the Collateral Agreement of which Securities Intermediary is informed by Secured Party or Pledgor via Written Instructions or (d) the election by any party upon not less than thirty (30) days prior written notice of termination to the other parties, provided that termination pursuant to (d) above shall not affect or terminate Secured Party’s security interest in the Collateral. Upon termination pursuant to (d) above, Securities Intermediary shall follow such reasonable Written Instructions of Pledgor (or, after delivery of a Notice of Exclusive Control, Secured Party) concerning the transfer of Collateral. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

2. Certificates of Authorized Persons. Secured Party and Pledgor agree to furnish to Securities Intermediary a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Securities Intermediary shall be fully protected in acting upon Oral Instructions and Written Instructions of the then present Authorized Persons.

3. Notices. (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Securities Intermediary, shall be sufficiently given if addressed to Securities Intermediary and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Securities Intermediary may from time to time designate in writing.

(b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Secured Party shall be sufficiently given if addressed to Secured Party and received by it at its offices at                                                                              , or at such other place as Secured Party may from time to time designate in writing.

(c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledgor shall be sufficiently given if addressed to Pledgor and received by it at its offices at                                                                              , or at such other place as Pledgor may from time to time designate in writing.

4. Cumulative Rights; No Waiver. Each and every right granted to Securities Intermediary hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Securities Intermediary to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Securities Intermediary of any right preclude any other future exercise thereof or the exercise of any other right.

5. Severability; Amendments; Assignment. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.

6. Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver. This Agreement and the Account shall be governed by and construed in accordance with the law of the State of New York, without regard to conflict of laws principles thereof. The State of New York shall be deemed to be the location of Securities Intermediary for purposes of Articles 8 and 9 of the UCC. Secured Party, Pledgor and Securities Intermediary hereby consent to the jurisdiction of a state or federal court situated in the Borough of Manhattan, New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction Secured Party or Pledgor may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Secured Party and Pledgor each irrevocably agrees not to claim, and hereby waives, such immunity. Secured Party, Pledgor and Securities Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

7. No Third Party Beneficiaries. In performing hereunder, Securities Intermediary is acting solely on behalf of Secured Party and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary and any other person.

8. Headings. Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

10. USA PATRIOT ACT. Pledgor and Secured Party hereby acknowledge that Securities Intermediary is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Securities Intermediary must obtain, verify and record information that allows Securities Intermediary to identify each of Pledgor and Secured Party. Accordingly, prior to opening an Account hereunder Securities Intermediary will ask Pledgor and/or Secured Party to provide certain information including, but not limited to, Pledgor’s and/or Secured Party’s name, physical address, tax identification number and other information that will help Securities Intermediary to identify and verify each of Pledgor’s and Secured Party’s identity such as organizational documents, certificate of good standing, license to do business or other pertinent identifying information. Pledgor and Secured Party agree that Securities Intermediary cannot open an Account hereunder unless and until the Securities Intermediary verifies Pledgor’s and/or Secured Party’s identity in accordance with its CIP.

11. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, provided that the parties may embody in one or more separate documents any agreements with respect to Securities Intermediary’s compensation beyond the terms provided herein.

IN WITNESS WHEREOF, Secured Party, Pledgor and Securities Intermediary have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

PLEDGOR

EACH OF THE ENTITIES LISTED IN APPENDIX II

By:
Name: Title: Date:

SECURED PARTY

[DEALER]

By:
Name: Title: Date:

SECURITIES INTERMEDIARY

THE BANK OF NEW YORK MELLON

By:
Name: Title: Date:

APPENDIX I

ELECTRONIC ACCESS

TERMS AND CONDITIONS

These Electronic Access Terms and Conditions (the “Terms and Conditions”) set forth the terms and conditions under which The Bank of New York Mellon Corporation and/or its subsidiaries or joint ventures (collectively, “BNY Mellon”) will, with respect to the Collateral Account Control Agreement dated as of             among [SECURED PARTY], The Bank of New York Mellon and each entity listed on Appendix II thereto (the “Control Agreement”), provide Pledgor and Secured Party (each, “You” and “Your”) with access to and use of BNY Mellon’s electronic information delivery site known as “BNY Mellon Connect” and/or other BNY Mellon-designated access portals (“Electronic Access”). Access to and use of Electronic Access by You is contingent upon and is in consideration for Your compliance with the terms and conditions set forth below. Electronic Access includes access to BNY Mellon web sites accessible via BNY Mellon Connect and/or other BNY Mellon-designated access portals (“Sites”), pursuant to which You are able to access products and services provided by Securities Intermediary as well as data regarding the Account (as defined in the Control Agreement).

Any particular product or service accessed by You through Electronic Access may be subject to a separate written agreement between You and Securities Intermediary with respect to such products and services (each a “Services Agreement”). In addition, terms and conditions and restrictions with respect to any particular product or service accessed through Electronic Access (such as privacy and internet security matters), together with any disclaimers related to the specific products or services, may be set forth on the Sites (hereinafter referred to as “Terms of Use”) and are applicable to such products and services. You hereby agree to these Terms and Conditions. By any of Your Users accessing the Sites, and the products and services available through Electronic Access, You agree to any Terms of Use and acknowledge and accept any disclaimers and disclosures included on the Sites and the restrictions concerning the use of proprietary data provided by Information Providers (as defined below) that are posted on the Data Terms Web Site (as defined below). For the avoidance of doubt, these Terms and Conditions will not alter or amend or otherwise affect any Services Agreement whether such Services Agreement is executed prior to or after the execution of these Terms and Conditions.

These Terms and Conditions relate solely to Electronic Access relating to the Control Agreement. Notwithstanding anything in the Control Agreement to the contrary. BNY Mellon, BNY Mellon’s Suppliers, Content Providers and Information Providers are third party beneficiaries of these Terms and Conditions.

1.	Access Administration:

a.	To facilitate access to Electronic Access, You will furnish Securities Intermediary with a written list of the names, and the extent of authority or level of access, of persons You are authorizing to access the Sites, products and services and to use the Electronic Access (“Authorized Users”) on a read-only basis. In addition, You may also designate Authorized Users who will have authority to enter transactions and provide instructions to Securities Intermediary that cause a change in or have an impact on assets held by Securities Intermediary in the Account (as defined in the Control Agreement) (“Authorized Transactional Users”). Where appropriate, Authorized Users and Authorized Transactional Users are collectively referred to herein as “Users.” If You wish to allow any third party (such as an investment manager, consultant or third party service provider) or any employee of a third party to have access to Your account information through Electronic Access and be included as a “User” under these Terms and Conditions, You may designate a third party or employee of a third party as an Authorized User or Authorized Transactional User under these Terms and Conditions and any such third party or employee of a third party so designated by You (and, if a third party is so designated, any employee of such third party designated by such third party) will be included within the definition of Authorized User, Authorized Transactional User, and User as appropriate.

b.

Upon BNY Mellon’s approval of Users (which approval will not be unreasonably withheld), BNY Mellon will send You a user-id, temporary password and, where applicable, a security identification device for each User. You will be responsible for providing to Users the user-ids, temporary passwords and, where applicable, secure identification devices. You will ensure that any User receiving a secure identification device returns such device immediately following the termination of the User’s authorization to access the products and services for which the secure identification device was provided to such User. You are solely responsible for Users’ access to Electronic Access, and You and Users are solely responsible for the confidentiality of the user-ids and passwords and secure identification devices that are provided to them and will remain responsible for each secure identification device until it is returned to BNY Mellon. You acknowledge and agree that BNY

Mellon will have no duty or obligation to verify or confirm the actual identity of the person who accessed Electronic Access using such validly issued user-id and password (and, where applicable, security identification device) or that the person who accessed Electronic Access using such validly issued user-id and password (and, where applicable, security identification device) is, in fact, a User (whether an Authorized User or an Authorized Transactional User).

c.	You are also solely responsible for ensuring that all Users comply with these Terms and Conditions and any Terms of Use included on the Sites, the Service Agreement for each product or service accessed through the Sites and their associated services and all applicable terms and conditions, restrictions on the use of such products and services and data obtained through the use of Electronic Access. BNY Mellon reserves the right to prohibit access or revoke the access of any User to Electronic Access whom BNY Mellon determines has violated or breached these Terms and Conditions or any Terms of Use on a Site accessed by the User, including the Data Terms Web Site (as defined below), or whose conduct BNY Mellon reasonably determines may constitute a criminal offense, violate any applicable local, state, national or international law or constitute a security risk for BNY Mellon, a BNY Mellon third party supplier (“BNY Mellon’s Supplier”), BNY Mellon’s clients or any Users of Electronic Access. BNY Mellon may also terminate access to all Users following termination of the Control Agreement.

2.	Proprietary Software: Depending upon the products and services You elect to access through Electronic Access, You may be provided software owned by BNY Mellon or licensed to BNY Mellon by a BNY Mellon Supplier (“Proprietary Software”). You are granted a limited, non-exclusive, non-transferable license to install the Proprietary Software on Your authorized computer system (including mobile devices registered with BNY Mellon) and to use the Proprietary Software solely for Your own internal purposes in connection with Electronic Access and solely for the purposes for which it is provided to You. You and Your Users may make copies of the Proprietary Software for backup purposes only, provided all copyright and other proprietary information included in the original copy of the Proprietary Software are reproduced in or on such backup copies.

3.	Use of Data:

a.	Electronic Access may include information and data that is proprietary to the providers of such information or data (“Information Providers”) or may be used to access Sites that include such information or data from Information Providers. This information and data may be subject to restrictions and requirements which are imposed on BNY Mellon by the Information Providers and which are posted on http://www.bnymellon.com/products/assetservicing/vendoragreement.pdf or any successor web site of which You are provided notice from time to time (the “Data Terms Web Site”). You will be solely responsible for ensuring that Users comply with the restrictions and requirements concerning the use of proprietary data that are posted on the Data Terms Web Site.

b.	You consent to BNY Mellon, its affiliates and BNY Mellon’s Suppliers disclosing to each other and using data received from You and Users and, where applicable, Your third parties in connection with these Terms and Conditions (including, without limitation, client data and personal data of Users) (1) to the extent necessary for the provision of Electronic Access; (2) in order for BNY Mellon and its affiliates to meet any of their obligations under these Terms and Conditions to provide Electronic Access; or (3) to the extent necessary for Users to access Electronic Access.

c.	In addition, You permit BNY Mellon to aggregate data concerning Your accounts with other data collected and/or calculated by BNY Mellon. BNY Mellon will own such aggregated data, will not distribute the aggregated data in a format that identifies You or Your data.

4.	Ownership and Rights:

a.	Electronic Access, including any database, any software (including for the avoidance of doubt, Proprietary Software) and any proprietary data, processes, scripts, information, training materials, manuals or documentation made available as part of the Electronic Access (collectively, the “Information”), are the exclusive and confidential property of BNY Mellon and/or BNY Mellon’s Suppliers. You may not use or disclose the Information except as expressly authorized by these Terms and Conditions. You will, and will cause Users and Your third parties and their users, to keep the Information confidential by using the same care and discretion that You use with respect to Your own confidential information, but in no event less than reasonable care.

b.	The provisions of this paragraph will not affect the copyright status of any of the Information which may be copyrighted and will apply to all Information whether or not copyrighted.

c.	Nothing in these Terms and Conditions will be construed as giving You or Users any license or right to use the trade marks, logos and/or service marks of BNY Mellon, its affiliates, its Information Providers or BNY Mellon’s Suppliers.

d.	Any Intellectual Property Rights and any other rights or title not expressly granted to You or Users under these Terms and Conditions are reserved to BNY Mellon, its Information Providers and BNY Mellon’s Suppliers. “Intellectual Property Rights” includes all copyright, patents, trademarks and service marks, rights in designs, moral rights, rights in computer software, rights in databases and other protectable lists of information, rights in confidential information, trade secrets, inventions and know-how, trade and business names, domain names (including all extensions, revivals and renewals, where relevant) in each case whether registered or unregistered and applications for any of them and the goodwill attaching to any of them and any rights or forms of protection of a similar nature and having equivalent or similar effect to any of them which may subsist anywhere in the world.

5.	Reliance:

a.	BNY Mellon will be entitled to rely on, and will be fully protected in acting upon, any actions or instructions associated with a user-id or a secure identification device issued to a User until such time as BNY Mellon receives actual notice in writing from You of the change in status of the User and receipt of the secure identification device issued to such User. You acknowledge that all commands, directions and instructions, including commands, directions and instructions for transactions issued by a User are issued at Your sole risk. You agree to accept full and sole responsibility for all such commands, directions and instructions and that BNY Mellon will have no liability for, and you hereby release BNY Mellon from, any losses, liabilities, damages, costs, expenses, claims, causes of action and judgments (including attorneys fees and expenses) (collectively “Losses”) incurred or sustained by You or any other party in connection with or as a result of BNY Mellon’s reliance upon or compliance with such commands, directions and instructions.

b.	All commands, directions and instructions involving a transaction entered by an Authorized Transactional User will be treated as an authorized instruction under the applicable Services Agreement(s) between You and Securities Intermediary covering accounts, products and services provided by Securities Intermediary with respect to which Electronic Access is being used hereunder whether such Services Agreement is executed prior to or after the execution of these Terms and Conditions.

6.	Disclaimers:

a.	Although BNY Mellon uses reasonable efforts to provide accurate and up-to-date information through Electronic Access, BNY Mellon, its Content Providers and Information Providers make no warranties or representations under these Terms and Conditions as to accuracy, reliability or comprehensiveness of the content, information or data accessed through Electronic Access. Without limiting the foregoing, some of the content on Electronic Access may be provided by sources unaffiliated with BNY Mellon (“Content Providers”) and by Information Providers. For that content BNY Mellon is a distributor and not a publisher of such content and has no control over it. Information provided by Information Providers has not been independently verified by BNY Mellon and BNY Mellon makes no representation as to the accuracy or completeness of the content or information provided. Any opinions, advice, statements, services, offers or other information given or provided by Content Providers and Information Providers (including merchants and licensors) are those of the respective authors of such content and not that of BNY Mellon. BNY Mellon will not be liable to You or Users for such content or information in any way nor for any action taken in reliance on such information nor for direct or indirect damages resulting from the use of such information. For purposes of these Terms and Conditions, all information and data, including all proprietary information and materials and all client data, provided to You through Electronic Access are provided on an “AS-IS”, “AS AVAILABLE” basis.

b.	There is no guarantee or warranty that Electronic Access or the information and data provided through the Electronic Access are or will be virus-free or will be free of viruses, worms, Trojan horses or other code with contaminating or destructive properties. Securities Intermediary will employ commercially reasonable anti-virus software to its systems to protect its systems against viruses.

c.	Some Sites accessed through the use of Electronic Access may include links to websites provided by parties that are not affiliated with BNY Mellon (“Third Party Websites”). BNY Mellon will not be liable to any person for the content found on such Third Party Websites. BNY Mellon will not be responsible for Third Party Websites that collect information from parties who visit their web sites through links on the Sites. BNY Mellon will not be liable or responsible for any loss suffered by any person as a result of their use of any Third Party Websites that are linked to the BNY Mellon Sites.

d.	BNY Mellon retains complete discretion and authority to add, delete or revise in whole or in part Electronic Access, including its Sites, and to modify from time to time any Proprietary Software provided in conjunction with the use of Electronic Access and/or any of the Sites. To the extent reasonably possible, Securities Intermediary will provide notice of such modifications. BNY Mellon may terminate, immediately and without advance notice, and without right of cure, any portion or component of Electronic Access or the Sites.

e.	TO THE FULLEST EXTENT PERMITTED BY LAW, THERE IS NO WARRANTY OF MERCHANTABILITY, NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, NO WARRANTY OF QUALITY AND NO WARRANTY OF TITLE OR NONINFRINGEMENT. THERE IS NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, REGARDING ELECTRONIC ACCESS, THE SITES, ANY PROPRIETARY SOFTWARE, INFORMATION, MATERIALS OR CLIENT DATA.

f.	Notwithstanding the prior paragraph, Securities Intermediary or an affiliate designated by it will defend You and pay any amounts agreed to by Securities Intermediary in a settlement and damages finally awarded by a court of competent jurisdiction, in an action or proceeding commenced against You based on a claim that Electronic Access or the Proprietary Software infringe plaintiff(s)’s patent, copyright or trade secret, provided that You (i) notify Securities Intermediary promptly of any such action or claim (except that the failure to so notify Securities Intermediary will not limit Securities Intermediary’s obligations hereunder except to the extent that such failure prejudices BNY Mellon); (ii) grant Securities Intermediary or its designated affiliate full and exclusive authority to defend, compromise or settle such claim or action; and (iii) provide Securities Intermediary or its designated affiliate all assistance reasonably necessary to so defend, compromise or settle. The foregoing obligations will not apply, however, to any claim or action arising from (i) use of the Proprietary Software Information or Electronic Access in a manner not authorized under these Terms and Conditions, the Terms of Use or the Data Terms Web Site or (ii) use of the Proprietary Software or Electronic Access in combination with other software or services not supplied by BNY Mellon.

7.	Limitation of Liability:

a.	IN NO EVENT WILL BNY MELLON, BNY MELLON’S SUPPLIERS OR ITS CONTENT PROVIDERS OR INFORMATION PROVIDERS BE LIABLE TO YOU OR ANYONE ELSE UNDER THESE TERMS AND CONDITIONS FOR ANY LOSSES, LIABILITIES, DAMAGES, COSTS OR EXPENSES INCLUDING BUT NOT LIMITED TO, ANY DIRECT DAMAGES, CONSEQUENTIAL DAMAGES, RELIANCE DAMAGES, EXEMPLARY DAMAGES, INCIDENTAL DAMAGES, SPECIAL DAMAGES, PUNITIVE DAMAGES, INDIRECT DAMAGES OR DAMAGES FOR LOSS OF PROFITS, GOOD WILL, BUSINESS INTERRUPTION, USE, DATA, EQUIPMENT OR OTHER INTANGIBLE LOSSES (EVEN IF THE SAME HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) THAT RESULT FROM (1) THE USE OF OR INABILITY TO USE ELECTRONIC ACCESS; (2) THE CONSEQUENCES OF ANY DECISION MADE OR ACTION OR NON-ACTION TAKEN BY YOU OR ANY OTHER PERSON, OR FOR ANY ERRORS BY YOU IN COMMUNICATING SUCH INFORMATION; (3) THE COST OF SUBSTITUTE ACCESS SERVICES; OR (4) ANY OTHER MATTER RELATING TO THE CONTENT OR ACCESS THROUGH ELECTRONIC ACCESS. BNY MELLON WILL NOT BE LIABLE FOR LOSS, DAMAGE OR INJURY TO PERSONS OR PROPERTY ARISING FROM ANY USE OF ANY PRODUCT, INFORMATION, PROCEDURE OR SERVICE OBTAINED THROUGH ELECTRONIC ACCESS. BNY MELLON WILL NOT BE LIABLE FOR ANY LOSS, DAMAGE OR INJURY RESULTING FROM VOLUNTARY SHUTDOWN OF THE SERVER, ELECTRONIC ACCESS OR ANY OF THE SITES TO ADDRESS TECHNICAL PROBLEMS, COMPUTER VIRUSES, DENIAL-OF-SERVICE MESSAGES OR OTHER SIMILAR PROBLEMS.

b.	BNY MELLON’S ENTIRE LIABILITY AND YOUR EXCLUSIVE REMEDY UNDER THESE TERMS AND CONDITIONS FOR ANY DISPUTE OR CLAIM RELATED TO THESE TERMS OF USE, ELECTRONIC ACCESS OR SITES, IS AS FOLLOWS: IF YOU REPORT A MATERIAL MALFUNCTION IN ELECTRONIC ACCESS THAT BNY MELLON IS ABLE TO REPRODUCE, BNY MELLON WILL USE REASONABLE EFFORTS TO CORRECT THE MALFUNCTION. IF BNY MELLON IS UNABLE TO CORRECT THE MALFUNCTION, YOU MAY CEASE ALL USE OF ELECTRONIC ACCESS AND RECEIVE A REFUND OF ANY FEES PAID IN ADVANCE, SPECIFICALLY FOR ELECTRONIC ACCESS, APPLICABLE TO PERIODS AFTER CESSATION OF SUCH USE. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR DAMAGES, IN SUCH JURISDICTIONS LIABILITY IS LIMITED TO THE FULLEST EXTENT PERMITTED BY LAW.

c.	The limitation of liability set forth in this Limitation of Liability section and in other provisions in these Terms and Conditions is in addition to any limitation of liability provisions contained in any Services Agreements and will not supersede or be superseded by limitation of liability provisions contained in such Services Agreements, whether executed prior to or after the execution of these Terms and Conditions, except to the extent specifically set forth in such other Services Agreements containing a reference to these Terms and Conditions.

8.	Indemnification:

a.	You agree to indemnify, protect and hold BNY Mellon, BNY Mellon’s Suppliers, Content Providers and Information Providers harmless from and against all liability, claims, damages, costs and expenses, including reasonable attorneys’ fees and expenses, resulting from a claim that arises out of (i) any breach by You or Users of these Terms and Conditions, the Terms of Use or the Data Terms Web Site and (ii) any person obtaining access to Electronic Access through You or Users or through use of any password, user-id or secure identification device issued to a User, whether or not You or a User authorized such access. For the avoidance of doubt, and by way of illustration and not by way of limitation, the forgoing indemnity is applicable to disputes between You and an indemnified party, including the enforcement of these Terms and Conditions. The rights and remedies conferred hereunder will be cumulative and the exercise or waiver of any such right or remedy will not preclude or inhibit the exercise of additional rights or remedies or the subsequent exercise of such right or remedy.

b.	The indemnity provided herein is in addition to any indemnity and other remedies contained in any Services Agreements and will not supersede or be superseded by such Services Agreements, whether executed prior to or after the execution of these Terms and Conditions, except to the extent specifically set forth in such Services Agreements and expressly stating an intent to modify these Terms and Conditions. Nothing contained herein will, or be deemed to, alter or modify the rights and remedies of Securities Intermediary as set forth in the Services Agreements.

9.	Choice of Law and Forum: Unless otherwise agreed and specified herein, these Terms and Conditions are governed by and construed in accordance with the laws of the State of New York, without giving effect to any principles of conflicts of law; You expressly and irrevocably agree that exclusive jurisdiction and venue for any claim or dispute with BNY Mellon, its employees, contractors, officers or directors relating in any way to Your use of Electronic Access resides in the state or federal courts in New York City, New York; and You further irrevocably agree and expressly and irrevocably consent to the exercise of personal jurisdiction in those courts over any action brought with respect to these Terms and Conditions. Securities Intermediary and You hereby waive the right of trial by jury in any action arising out of or related to these Terms and Conditions.

10.	Term and Termination:

a.	Either Securities Intermediary or You may terminate these Terms and Conditions and the Electronic Access upon thirty (30) days’ written notice to the other party.

b.	In the event of any breach of the provisions of these Terms and Conditions or a breach by any Authorized User of the Terms of Use or the restrictions and requirements concerning the use of Information Providers’ proprietary data that are posted on the Data Terms Web Site, the non-breaching party may terminate these Terms and Conditions and the Electronic Access immediately upon written notice to the breaching party if any breach remains uncured after ten (10) days’ written notice of the breach is sent to the breaching party.

c.	BNY Mellon may immediately terminate access through an Authorized User’s user-id and password and may, at its discretion, also terminate access by an Authorized User, without right of cure, in the event of an unauthorized use of an Authorized User’s user-id or password, or where BNY Mellon believes there is a security risk created by such access.

d.	BNY Mellon may terminate, without advance notice, Your access or the access of Users to any portion or component of Electronic Access or the Sites in the event a BNY Mellon Supplier, Content Provider or Information Provider prohibits BNY Mellon from permitting You or Users to have access to their information or services.

e.	Promptly upon receiving or giving notice of termination, You will notify all Users of the effective date of the termination.

f.	Upon termination of Your access to Electronic Access, You shall return all manuals, documentation, workflow descriptions and the like that are in Your possession or under Your control and all security identification devices.

g.	The Reliance, Disclaimers, Limitation of Liability, Indemnification and confidentiality provisions of these Terms and Conditions (and other provision of these Terms and Conditions containing disclaimers, limitation of liability and indemnification) shall survive the termination of these Terms and Conditions.

You represent and warrant that these Terms and Conditions and the indemnity contained herein have been duly authorized, that the individual executing the Control Agreement has the requisite authority to bind You to these Terms and Conditions and that these Terms and Conditions constitute Your binding obligation enforceable in accordance with its terms.

APPENDIX II

[Name of Pledgor]

Exhibit A to the

Collateral Account Control Agreement among each of the registered investment companies or series thereof

(and with respect to any pledgor that is a series fund, pledgor shall mean only the specified portfolio) listed on

Appendix II hereto,

[Secured Party] and The Bank of New York Mellon dated

[Letterhead of Secured Party]

Date:

The Bank of New York Mellon

One Wall Street

New York, New York 10286

Attention:

And

[Pledgor]

RE: [Name of Pledgor] (“Pledgor”)

NOTICE OF EXCLUSIVE CONTROL

We hereby certify to Securities Intermediary and Pledgor that [STATE SPECIFIC EVENT] has occurred or exists which constitutes a default, event of default or other similar condition or event with respect to Pledgor under the Collateral Agreement which entitles Secured Party to exercise sole and exclusive control with respect to the Collateral in the Account. All conditions precedent to Secured Party’s right to direct disposition of assets in the Account have been satisfied. Capitalized terms used but not defined herein shall have the meanings given in the Control Agreement.

We hereby instruct you pursuant to the terms of that certain Collateral Account Control Agreement dated as of             , 201      (as from time to time amended and supplemented, the “Control Agreement”) among the undersigned, Pledgor and The Bank of New York Mellon that you (i) shall not follow any instructions or entitlement orders of Pledgor with respect to the Collateral in the Account held by you for Pledgor and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned with respect to the transfer of Collateral from the Account.

Very truly yours,
[Secured Party]
By:
Name:
Title:

EXHIBIT D

FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of             , 20    , by and among                     , a                      organized under the laws of the State of                     (“Obligor”),                     , a                      organized under the laws of the State of                      (in such capacity, (“Secured Party”) and THE BANK OF NEW YORK MELLON, a banking corporation organized under the laws of the State of New York (“Securities Intermediary”).

RECITALS

WHEREAS, pursuant to a [Insert Name of Security Agreement], dated as of             ,             , by and between Obligor and Secured Party, among others, which from time to time may be amended, supplemented or otherwise modified (the “Collateral Agreement”), Obligor granted to Secured Party a security interest in and lien upon a custody account established pursuant to this Agreement and subject to the Global Custody Terms and Conditions attached hereto as Appendix I (the “Collateral Account”) and all property from time to time held in or credited to such Collateral Account, whether now held in or credited to or hereafter transferred into and held in or credited to such Collateral Account, including, without limitation, all Investment Property and other Financial Assets, all Security Entitlements with respect thereto, all cash balances and all Proceeds of each of the foregoing, whether now or hereafter existing or arising (collectively, the “Collateral”); and

WHEREAS, Obligor, Secured Party and Securities Intermediary are entering into this Agreement with the intent of perfecting the security interest of Secured Party in the Collateral;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein, Obligor, Secured Party and Securities Intermediary hereby agree as follows:

1. Definitions

(a) As used herein, the terms “Bank”, Deposit Account”, “Financial Asset”, “Investment Property”, “Proceeds”, “Securities Intermediary”, and “Security Entitlement” shall have the meanings set forth in Article 8 and 9 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”).

(b) “Business Day” shall mean any day on which Securities Intermediary and relevant Subcustodians and Depositories are open for business.

(c) “Depository” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and assigns, the Depository Trust Company, Euroclear, Clearstream Banking S.A. and any other securities depository, book-entry system or clearing agency (and their respective successors and nominees) authorized to act as a securities depository, book-entry system or clearing agency pursuant to applicable law and identified to Obligor from time to time.

(d) “ Notice of Exclusive Control” shall mean a written notice given by Secured Party to Securities Intermediary that Secured Party is exercising sole and exclusive control of the Collateral.

(e) “Oral Instructions” shall mean instructions received verbally by Securities Intermediary.

(f) “Subcustodian” shall mean a bank or other financial institution (other than a Depository) which is utilized by Securities Intermediary in connection with the purchase, sale or custody of securities hereunder and identified to Customer from time to time.

(g) “Written Instructions” shall mean with respect to Secured Party instructions in writing which Securities Intermediary actually receives and reasonably believes were signed by a person named in the certificate described in Section 21 of this Agreement last received by Securities Intermediary.

(h) Capitalized terms used herein and not defined herein shall have the meaning given in the Global Custody Terms and Conditions attached hereto as Appendix I.

2. The Collateral Account

(a) Securities Intermediary shall establish the Collateral Account, accept free delivery of Collateral to be held in the Collateral Account and maintain appropriate records identifying the Collateral in the Collateral Account as pledged by Obligor to Secured Party.

(b) Securities Intermediary acknowledges that it is a Securities Intermediary and agrees that the securities held in or credited to the Collateral Account shall be treated as Financial Assets.

(c) Securities Intermediary acknowledges that it is a Bank and that cash credited to the Collateral Account shall be held in a Deposit Account.

3. Representations and Warranties. Each of Obligor and Secured Party hereby makes the representations and warranties in (a) and (b) with respect to itself, and Obligor also makes the representation and warranty in (c), which representations and warranties shall be continuing and shall be deemed to be reaffirmed on each day this Agreement remains in effect, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by it, constitutes its valid and legally binding obligation, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on it prohibits its execution or performance of these Global Custody Terms and Conditions; and

(c) Either it owns the securities in the Accounts free and clear of all liens, claims, security interests and encumbrances (except those granted herein) or, if the securities in an Account are owned beneficially by others, it has the right to pledge such securities to the extent necessary to secure its obligations hereunder, free of any right of redemption or prior claim by the beneficial owner. Custodian’s security interest pursuant to the Global Custody Terms and Conditions shall be a first lien and security interest subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute), and Obligor shall take any and all additional steps which are required to assure Custodian of such priority and status, including notifying third parties or obtaining their consent to, Custodian’s security interest.

(d) With respect to a Collateral Account established in the name of a third party, Obligor has been duly authorized to enter into and perform all transactions and take such actions as may contemplated hereby, and to give Oral and Written Instructions with legal and binding effect upon such third party.

(e) If the Collateral Account holds Collateral beneficially owned by a third party, Customer has established and currently maintains policies and procedures requiring Obligor to obtain and verify information about the identity of such third party and which are reasonably designed to ensure that Obligor is not being used as a conduit for money laundering or other illicit purpose, and has verified the identity of such third party and made reasonable inquiries regarding the source of the funds credited to the Collateral Account, and to the best of its knowledge, no transactions or other actions contemplated hereby with respect to or through the Collateral Account is prohibited by applicable law, regulation or rule.

4. Operation of Account; Collateral Removal; Substitutions. Until Securities Intermediary receives a Notice of Exclusive Control from Secured Party, Securities Intermediary is authorized to act without inquiry upon any Oral or Written Instructions from Obligor with respect to the Collateral and the Collateral Account, including, without limitation, instructions: (i) to accept to be held in the Collateral Account Collateral in substitution for Collateral to be delivered, transferred, or otherwise withdrawn from the Collateral Account, (ii) to deliver, transfer or permit Collateral to be withdrawn from the Collateral Account, whether or not in connection with a substitution or against the delivery or transfer of other Collateral or payment therefor, and whether or not the same is anticipated, and (iii) with respect to decisions with respect to discretionary corporate actions relating to the Collateral. It shall be the responsibility of Secured Party and/or Obligor, and not of Securities Intermediary, to ensure that at all times the market value of Collateral in the Collateral Account shall not be less than the amount Obligor is required to maintain pursuant to the Collateral Agreement, and Securities Intermediary shall have no duty or responsibility therefor.

5. Notice of Exclusive Control. Secured Party may, subject to terms of the Collateral Agreement, exercise sole and exclusive control of the Collateral Account and the Collateral held therein at any time by delivering to Securities Intermediary a Notice of Exclusive Control; and such delivery shall be and remain a representation and warranty by Secured Party, which shall be deemed repeated on each day until this Agreement is terminated, that Secured Party has the right under the Collateral Agreement and any other related agreements to deliver such a notice and to take or instruct the Securities Intermediary to take such actions as are specified in any Written Instructions of Secured Party. Upon receipt of a Notice of Exclusive Control Securities Intermediary shall after a reasonable period of time to implement such Notice without inquiry and in reliance upon such Notice, whether or not such Notice is disputed by Obligor, thereafter cease to comply with Oral or Written Instructions from Obligor and will comply only with Written Instructions (including entitlement orders) solely from Secured Party with respect to the Collateral Account, and Secured Party shall thereafter with respect to the Collateral Account have all of the obligations and duties provided by the Global Collateral Terms and Conditions attached hereto as Appendix I and/or this Agreement with respect to the Collateral Account, to the extent arising after receipt by Securities Intermediary of such Notice.

6. Statements. Securities Intermediary shall furnish Secured Party with advices of transactions affecting the Collateral Account and monthly account statements (unless requested earlier). Secured Party may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, Secured Party acknowledges that such transmissions are not encrypted and therefore are insecure. Secured Party further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Securities Intermediary shall not be responsible for any loss, damage or expense suffered or incurred by Secured Party, or any person claiming by or through Secured Party as a result of the use of such methods. Securities Intermediary may make available to Secured Party an on-line communications service owned or operated by a third party whose use shall be subject to the Electronic Services Terms and Conditions attached to this Agreement as Appendix II, and Securities Intermediary shall not have any responsibility or liability for the reliability or availability of such service.

7. Notice of Adverse Claims. Upon receipt by an officer of Securities Intermediary administering this Agreement of written notice of any lien, encumbrance or adverse claim against the Collateral Account or any portion of the Collateral carried therein, Securities Intermediary shall use reasonable efforts to notify Secured Party and Obligor as promptly as practical under the circumstances.

8. Taxes. Obligor, Secured Party and Securities Intermediary agree that all items of income, gain, expense and loss recognized on the Collateral shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Obligor.

9. Advice of Counsel. With respect to questions of law relating to: (i) this Agreement or implementation of this Agreement, (ii) the Collateral or delivery, transfer or withdrawal thereof, (iii) the Collateral Account or Secured Party’s or Obligor’s or any other person’s rights with respect to the Collateral or the Collateral Account, or (iv) Securities Intermediary’s duties, responsibilities or obligations under, or actions with respect to, this Agreement, the Collateral or the Collateral Account, Securities Intermediary may obtain the advice of counsel, the reasonable fees and disbursements of which shall be paid by the Obligor, and Securities Intermediary shall incur no liability for relying upon such advice of counsel.

10. Priority of Security Intermediary’s Security Interest. Secured Party’s security interest in and lien on the Collateral Account and the Collateral shall be subordinate to Securities Intermediary’s lien, security interest, right of set-off or deduction or banker’s lien which it may have in or on the Collateral and the Collateral Account, whether hereunder or pursuant to law. In the event Securities Intermediary shall incur any cost, expense, liability or obligation under this Agreement or the Collateral Agreement and Obligor or Secured Party, as the case may be, shall not for whatever reason, including, without limitation, its insolvency, promptly on demand or notification pay such cost, expense, liability or obligation (including, without limitation, fees and expenses of counsel) to Securities Intermediary, Securities Intermediary shall be entitled, and is hereby authorized, to pay and reimburse itself for such costs, expenses, liabilities or obligations from the Collateral and to sell the Collateral for such purpose. Such rights of Securities Intermediary shall constitute a security interest in and lien on the Collateral Account and the Collateral and Secured Party’s security interest in and lien on the Collateral Account and the Collateral shall be subordinate thereto.

11. Standard of Care; Limitation of Liability; Indemnification. (a) Except as otherwise expressly provided herein, Securities Intermediary shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against Customer, except those Losses arising out of the negligence or willful misconduct of Securities Intermediary. Securities Intermediary shall have no liability whatsoever for the action or inaction of any Depository or issuer of securities. Subject to Section 11(b) below, Securities Intermediary’s responsibility with respect to any securities or cash held by a Subcustodian is limited to the failure on the part of Securities Intermediary to exercise reasonable care in the selection or retention of such Subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any Losses incurred by Customer as a result of the acts or the failure to act by any Subcustodian (other than a BNYM Affiliate), Securities Intermediary shall take appropriate action to recover such Losses from such Subcustodian; and Securities Intermediary’s sole responsibility and liability to Customer shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Securities Intermediary). In no event shall Securities Intermediary be liable to Customer or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with these Global Custody Terms and Conditions.

(b) Securities Intermediary may enter into subcontracts, agreements and understandings with any BNYM Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Securities Intermediary from its obligations hereunder.

(c) Securities Intermediary shall be under no obligation to take action to collect any amount payable on securities in default, or if payment is refused after due demand and presentment.

(d) Secured Party and Obligor agree, severally and jointly, to indemnify Securities Intermediary and hold Securities Intermediary harmless from and against any and all Losses sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any action or inaction, or arising out of Securities Intermediary’s performance hereunder, including reasonable fees and expenses of counsel incurred by Securities Intermediary in a successful defense of claims by Obligor and/or Secured Party; provided, that Obligor and Secured Party shall not indemnify Securities Intermediary for those Losses for which Securities Intermediary has agreed to be liable. This indemnity shall be a continuing obligation of Obligor and Secured Party, their respective successors and assigns, notwithstanding the termination of this Agreement.

12. Written and Oral Instructions. (a) Subject to the terms below, Securities Intermediary shall be entitled to rely upon any Written or Oral Instructions actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be duly authorized and delivered. Customer agrees that an Authorized Person shall forward to Securities Intermediary Written Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Securities Intermediary. Customer agrees that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Securities Intermediary shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Securities Intermediary.

(b) If Securities Intermediary receives Written Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Customer understands and agrees that Securities Intermediary cannot determine the identity of the actual sender of such Written Instructions and that Securities Intermediary shall conclusively presume that such Written Instructions have been sent by an Authorized Person. Customer shall be responsible for ensuring that only Authorized Persons transmit such Written Instructions to Securities Intermediary and that all Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.

(c) Customer acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Securities Intermediary and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by Customer. Customer agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(d) If Customer elects to transmit Written Instructions through an on-line communication system offered by Securities Intermediary, Customer’s use thereof shall be subject to the Electronic Services Terms and Conditions attached hereto as Appendix II. If Customer elects (with Securities Intermediary’s prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, Customer agrees that Securities Intermediary shall not be responsible or liable for the reliability or availability of any such service.

13. Global Custody Terms and Conditions. The Collateral Account and Collateral shall be subject to the Global Custody Terms and Conditions attached hereto as Appendix I, except that in the event of any conflict between the express provisions of this Agreement and such Global Custody Terms and Conditions, the express provisions of this Agreement shall control. The provisions of this Agreement, including without limitation Sections 10 and 11 above, shall also apply to the Securities Intermediary when it is acting as Custodian pursuant to such Global Custody Terms and Conditions.

14. No Obligation Regarding Quality of Collateral. Without limiting the generality of the foregoing, Securities Intermediary shall be under no obligation to inquire into, and shall not be liable for, any Losses incurred by Obligor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

15. No Responsibility Concerning Collateral Agreement. Obligor and Secured Party hereby agree that, notwithstanding references to the Collateral Agreement in this Agreement, Securities Intermediary has no interest in, and no duty, responsibility or obligation with respect to, the Collateral Agreement including, without limitation, no duty, responsibility or obligation to monitor Obligor’s or Secured Party’s compliance with the Collateral Agreement or to know the terms of the Collateral Agreement.

16. No Duty of Oversight. Securities Intermediary is not at any time under any duty (a) to monitor or determine the value of any Collateral in the Collateral Account or withdrawn therefrom, or the value of Collateral, if any, delivered or transferred in connection with a withdrawal, whether the Collateral is of a type required to be held in the Collateral Account, or (b) to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral.

17. Disclosure. Securities Intermediary is authorized to supply any information regarding the Collateral Account which is required by any law or governmental regulation now or hereafter in effect, and to disclose from time to time following its receipt of a Notice of Exclusive Control, that Secured Party is the beneficial owner of the securities in the Collateral Account.

18. Pricing Services. Securities Intermediary may, as an accommodation, provide pricing or other information services to Obligor and/or Secured Party in connection with this Agreement. Securities Intermediary may utilize any vendor (including securities brokers and dealers) believed by it to be reliable to provide such information. Under no circumstances shall Securities Intermediary be liable for any loss, damage or expense suffered or incurred by Obligor or Secured Party as a result of any errors or omissions with respect to any pricing information.

19. No Implied Duties. Securities Intermediary shall have no duties or responsibilities whatsoever, except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary in connection with this Agreement.

20. Fees and Expenses. Obligor shall pay to Securities Intermediary such fees and expenses as may be agreed upon from time to time.

21. Ambiguity; Disputes. (a) In the event of any ambiguity or uncertainty hereunder or in any instructions, Securities Intermediary may, in its sole discretion, either rely on the instructions of Secured Party or refrain from taking any action other than to retain possession of the Collateral, unless Securities Intermediary receives revised instructions which eliminate such ambiguity or uncertainty.

(b) In the event of any dispute between or conflicting claims by Secured Party and/or Obligor on the one hand and any other person or entity on the other with respect to the Collateral Account or any Collateral or any dispute with respect to the Collateral Account or Collateral in which Securities Intermediary reasonably believes it may incur losses for which it has not received security or an indemnity satisfactory to it, or the commencement of any proceeding (whether voluntary or involuntary) against Obligor relating to its insolvency or bankruptcy, Securities Intermediary shall be entitled, in its sole discretion, to refuse to comply with any and all instructions, demands or claims, or to take any action, with respect to the Collateral Account and the Collateral so long as such dispute or conflict or bankruptcy or insolvency proceeding shall continue, and Securities Intermediary shall not be liable in any way to Obligor or Secured Party for failure or refusal to comply with such instructions, demands or claims or refusal to take any action. Securities Intermediary shall be entitled, in its sole discretion, to refuse to act, until either (i) such conflicting or adverse claim or demand shall have been determined by final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Securities Intermediary or (ii) a final judgment, order or decree, not subject to further appeal, is rendered in the bankruptcy proceeding directing the delivery of the Collateral or (iii) Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Securities Intermediary may, in addition, in its sole discretion, elect to commence an interpleader action or seek other judicial relief or orders as it may deem necessary or advisable and to participate in any insolvency or bankruptcy proceeding commenced against Obligor. The costs and expenses (including reasonable attorneys’ fees and disbursements incurred in connection with such proceeding) shall be an obligation of Obligor.

22. Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and deemed to be properly given when delivered by mail, in person or by courier or when sent by facsimile or other electronic means; and, when delivered by mail, or in person or by courier, addressed to the party at the address set forth below its name on the signature page hereof or, when delivered by facsimile, sent to the party at the facsimile number set forth below its name on the signature page hereof, or such other address or facsimile number as any party may specify by notice to the other parties given in like manner.

23. Termination. This Agreement shall terminate upon (a) Securities Intermediary’s receipt of Written Instructions from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral and Securities Intermediary’s subsequent transfer of the Collateral from the Collateral Account pursuant to Obligor’s Written Instructions, (b) delivery of all of the Collateral to Obligor prior to Securities Intermediary’s receipt of a Notice of Exclusive Control or to Secured Party after receipt of a Notice of Exclusive Control, or (c) any party delivering not less than ninety (90) days prior written notice of termination to the other parties, provided that termination pursuant to (c) above shall not affect or terminate Secured Party’s security interest in the Collateral. Upon termination pursuant to (c) above and receipt by Securities Intermediary of payment of any amounts to which it is then entitled, Securities Intermediary shall follow such reasonable Written Instructions of Secured Party concerning the transfer of Collateral, provided that if in connection with a termination pursuant to clause (c) the Securities Intermediary does not receive any Oral or Written Instructions or any Collateral remains in the Collateral Account Securities Intermediary may deliver such Collateral to Obligor. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

24. Certificates of Authorized Persons; Additional Documentation. Secured Party shall furnish to Securities Intermediary a certificate setting forth the names and signature of persons authorized to give instructions. Until a new such certificate is received, Securities Intermediary shall be fully protected in acting upon Written Instructions of any such person. Each of Secured Party and Obligor shall furnish such documentation with respect to their respective to the execution to Securities Intermediary and delivery of this Agreement and authorization of the same, as Securities Intermediary may in its discretion request.

25. Notices. (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Securities Intermediary (including, without limitation, a Notice of Exclusive Control), shall be sufficiently given only if addressed to Securities Intermediary and received by it at its offices at 101 Barclay Street, Floor 7 West, New York, New York 10286, Attention: Dealing and Trading, or at such other place as Securities Intermediary may from time to time designate in writing.

(b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Secured Party shall be sufficiently given if addressed to Secured Party and received by it at its offices at                                         , or at such other place as Secured Party may from time to time designate in writing.

(c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Obligor shall be sufficiently given if addressed to Obligor and received by it at its offices at                                 , or at such other place as Obligor may from time to time designate in writing.

26. Cumulative Rights; No Waiver. Each and every right granted to Securities Intermediary hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Securities Intermediary to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Securities Intermediary of any right preclude any other future exercise thereof or the exercise of any other right.

27. Severability; Amendments; Assignment. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto. This Agreement shall extend to and shall be (a) a resolution of its board of directors indicating each is authorized to execute and deliver this Agreement, and (b) a binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.

28. Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver. This Agreement and the Collateral Account shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The State of New York shall be deemed to be the location of the Securities Intermediary. Secured Party, Obligor and Securities Intermediary hereby consent to the in personam jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction Secured Party or Obligor may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Secured Party and Obligor each irrevocably agrees not to claim, and hereby waives, such immunity. Secured Party, Obligor and Securities Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

29. No Third Party Beneficiaries. In performing hereunder, Securities Intermediary is acting solely on behalf of Secured Party and Obligor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary and any other person.

30. Headings. Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation.

31. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

32. Entire Agreement, No Implied Duties. This Agreement and the Appendixes attached hereto embody the entire agreement and understanding among Obligor, Secured Party and Securities Intermediary, and supersede all prior agreements and understandings relating to the subject matter hereof.

33. USA PATRIOT ACT. Obligor and Secured Party hereby acknowledge that Securities Intermediary is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Securities Intermediary must obtain, verify and record information that allows Securities Intermediary to identify each of Obligor and Secured Party. Accordingly, prior to acting hereunder Securities Intermediary will ask Secured Party to provide certain information, including, but not limited to, Secured Party’s name, physical address, tax identification number and other information that will help Securities Intermediary to identify and verify Secured Party’s identity, such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Obligor and Secured Party agree that Securities Intermediary shall not and cannot act hereunder unless and until the Securities Intermediary verifies the Secured Party’s identity in accordance with its CIP.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Account Control Agreement as of the date first above mentioned.

, as
[Insert Name of Obligor]

By:
Name:
Title:

Address for Notices

Attention:
Telephone:
Facsimile:

, as [Insert Name of Secured Party]

By:
Name:
Title:

Address for Notices

Attention:
Telephone:
Facsimile:

THE BANK OF NEW YORK MELLON, as Securities Intermediary

By:
Name:
Title:

Address for Notices

The Bank of New York
101 Barclay Street
Floor 7 West
New York, New York 10286
Attention: Dealing and Trading
Telephone:
Facsimile:

APPENDIX I

GLOBAL CUSTODY TERMS AND CONDITIONS

ARTICLE I

CUSTODY AND RELATED SERVICES

1.(a) Subject to these Global Custody Terms and Conditions, Customer hereby authorizes Custodian to hold any Securities received by it from time to time for Customer’s account. Custodian shall be entitled to utilize Depositories and Subcustodians to the extent possible in connection with its performance hereunder. Securities and cash deposited by Custodian in a Depository will be held subject to the rules, terms and conditions of such Depository. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian’s agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in central securities depositories or clearing agencies in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians will be held in a commingled account in the name of Custodian as custodian or trustee for its customers. Custodian shall identify on its books and records the Securities and cash belonging to Customer, whether held directly or indirectly through Depositories or Subcustodians.

(b) Unless applicable law otherwise requires, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities or for funds advanced on behalf of Customer by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

2. Custodian shall furnish Customer with an advice of daily transactions and a monthly summary of all transfers to or from the Accounts. Customer may elect to receive advices, confirmations, reports or statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, Customer acknowledges that such transmissions are not encrypted and therefore are insecure. Customer further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Custodian shall not be responsible for any loss, damage or expense suffered or incurred by Customer or any person claiming by or through Customer as a result of the use of such methods.

3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a) Receive all income and other payments and advise Customer as promptly as practicable of any such amounts due but not paid;

(b) Present for payment and receive the amount paid upon all Securities which may mature and advise Customer as promptly as practicable of any such amounts due but not paid;

(c) Forward to Customer all information or documents that it may receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

(d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e) Hold directly or through a Depository or Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f) Endorse for collection checks, drafts or other negotiable instruments.

4.(a) Custodian shall notify Customer of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Custodian has received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Depository or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify Customer.

(b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Customer or provide for discretionary action or alternative courses of action by Customer, Customer shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive Customer’s Written Instructions at Custodian’s offices, addressed as Custodian may from time to time request, not later than noon at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may notify Customer). Absent Custodian’s timely receipt of such Written Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

5. Custodian will make available to Customer proxy voting services upon the request of, and for the jurisdictions selected by, Customer in accordance with terms and conditions to be mutually agreed upon by Custodian and Customer.

6. Custodian shall promptly advise Customer upon its notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian or Depository holds any such Securities in which Customer has an interest as part of a fungible mass, Custodian, such Subcustodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

8. Customer shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of Customer or any transaction related thereto. Customer shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Customer (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of Customer, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify Customer of the additional amount of cash (in the appropriate currency) required, and Customer shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Customer is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of Customer under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from Customer all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by Customer to Custodian hereunder. Customer hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of these Global Custody Terms and Conditions.

9. (a) For the purpose of settling Securities and foreign exchange transactions, Customer shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in the currency of Customer’s home jurisdiction to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency to settle the transaction. Custodian shall provide Customer with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from its Subcustodians and Depositories. Such funds shall be in the currency of Customer’s home jurisdiction or such other currency as Customer may specify to Custodian.

(b) Any foreign exchange transaction effected by Custodian in connection with these Global Custody Terms and Conditions may be entered with Custodian or a BNYM Affiliate acting as principal or otherwise through customary banking channels. Customer may issue standing Written Instructions with respect to foreign exchange transactions but Custodian may establish rules or limitations concerning any foreign exchange facility made available to Customer. Customer shall bear all risks of investing in Securities or holding cash denominated in a foreign currency. Without limiting the foregoing, Customer shall bear the risks that rules or procedures imposed by Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of Customer of Securities or cash held outside Customer’s jurisdiction or denominated in a currency other than its home jurisdiction or the conversion of cash from one currency into another currency. Custodian shall not be obligated to substitute another currency for a currency whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither Custodian nor any Subcustodian shall be liable to Customer for any loss resulting from any of the foregoing events.

10. To the extent Custodian has agreed to provide pricing or other information services in connection with these Global Custody Terms and Conditions, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. Customer understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

11. As an accommodation to Customer, Custodian may provide consolidated recordkeeping services pursuant to which Custodian reflects on Account statements Securities not held in Custodian’s vault or for which Custodian or its nominee is not the registered owner (“Non-Custody Securities”). Non-Custody Securities shall be designated on Custodian’s books as “shares not held” or by other similar characterization. Customer acknowledges and agrees that it shall have no security entitlement against Custodian with respect to Non-Custody Securities, that Custodian shall rely, without independent verification, on information provided by Customer regarding Non-Custody Securities (including but not limited to positions and market valuations) and that Custodian shall have no responsibility whatsoever with respect to Non-Custody Securities or the accuracy of any information maintained on Custodian’s books or set forth on account statements concerning Non-Custody Securities.

12. From time to time Custodian may make available to Customer or its agent(s) certain computer programs, products, services, reports or information (including, without limitation, information obtained by Custodian from third parties and information reflecting Custodian’s input, evaluation and interpretation (collectively, “Tools”). Tools may allow Customer or its agent(s) to perform certain analytic, accounting, compliance, reconciliation and other functions with respect to the Account. By way of example, Tools may assist Customer or its agent(s) in analyzing the performance of investment managers appointed by Customer, determining on a post-trade basis whether transactions for the Account comply with Customer’s investment guidelines, evaluating assets at risk, and performing account reconciliations. Tools may be used only for Customer’s internal purposes, and may not be resold, redistributed or otherwise made available to third parties. Tools are the sole and exclusive property of Custodian and its suppliers. Customer may not reverse engineer or decompile any computer programs provided by the Custodian comprising, or provided as a part of, any Tools. Information supplied by third parties may be incorrect or incomplete, and any information, reports, analytics or other services supplied by Custodian that rely on information from third parties may also be incorrect or incomplete. All Tools are provided “AS IS”, whether or not they are modified to meet specific needs of Customer and regardless of whether Custodian is compensated by Customer for providing such Tools. CUSTODIAN DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TOOLS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. ANYTHING IN THESE TERMS AND CONDITIONS TO THE CONTRARY NOTWITHSTANDING, CUSTODIAN AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY LOSS, COST, EXPENSE, DAMAGE, LIABILITY OR CLAIM SUFFERED OR INCURRED BY CUSTOMER, ITS AGENT(S) OR ANY OTHER PERSON AS A RESULT OF USE OF, INABILITY TO USE, OR RELIANCE UPON ANY TOOLS.

13. With respect to Securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires Custodian to disclose to the issuers, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s Securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the Securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Custodian. Under the Act, Customer is either the “beneficial owner” or a “respondent bank.”

[            ] Customer is the “beneficial owner,” as defined in the Act, of the Securities to be held by Custodian hereunder.

[            ] Customer is not the beneficial owner of the Securities to be held by Custodian, but is acting as a “respondent bank,” as defined in the Act, with respect to the Securities to be held by Custodian hereunder.

IF NO BOX IS CHECKED, CUSTODIAN SHALL ASSUME THAT CUSTOMER IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the Securities only:

[            ] Customer objects

[            ] Customer does not object

to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Customer.

IF NO BOX IS CHECKED, CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM CUSTOMER.

With respect to Securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the Securities are located.

ARTICLE II

PURCHASE AND SALE OF SECURITIES;

CREDITS TO ACCOUNT

1. Promptly after each purchase or sale of Securities by Customer, an Authorized Person shall deliver to Custodian Written Instructions specifying all information necessary for Custodian to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

2. Customer understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Customer assumes full responsibility for all credit risks involved in connection with Custodian’s delivery of Securities pursuant to instructions of Customer.

3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with Customer, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE III

OVERDRAFTS OR INDEBTEDNESS

1. If Custodian in its sole discretion advances funds in any currency hereunder or there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if Customer is for any other reason indebted to Custodian, Customer agrees to repay Custodian on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate ordinarily charged by Custodian to its institutional custody customers in the relevant currency.

2. In order to secure repayment of Customer’s obligations to Custodian hereunder, Customer hereby pledges and grants to Custodian a continuing lien and security interest in, and right of set-off against, all of Customer’s right, title and interest in and to the Accounts and the Securities, money and other property now or hereafter held in the Accounts (including proceeds thereof), and any other property at any time held by it for the account of Customer. In this regard, Custodian shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect.

3. Custodian has the right to debit any cash account for any amount payable by Customer in connection with any and all obligations of Customer to Custodian, whether or not relating to or arising under these Global Custody Terms and Conditions. In addition to the rights of Custodian under applicable law and other agreements, at any time when Customer shall not have honored any and all of its obligations to Custodian, Custodian shall have the right without notice to Customer to retain or set-off, against such obligations of Customer, any Securities or cash Custodian or a BNYM Affiliate may directly or indirectly hold for the account of Customer, and any obligations (whether matured or unmatured) that Custodian or a BNYM Affiliate may have to Customer in any currency. Any such asset of, or obligation to, Customer may be transferred to Custodian and any BNYM Affiliate in order to effect the above rights.

APPENDIX II

ELECTRONIC SERVICES TERMS AND CONDITIONS

1. License; Use. (a) This Appendix II shall govern Customer’s use of electronic communications, information delivery, portfolio management and banking services, that The Bank of New York Mellon and its affiliates (“BNYM”) may provide to Customer, such as The Bank of New York Mellon Inform ™ and The Bank of New York Mellon CA$H-Register Plus®, and any computer software, proprietary data and documentation provided by BNYM to Customer in connection therewith (collectively, the “Electronic Services”). In the event of any conflict between the terms of this Appendix I and the Agreement or the Global Custody Terms and Conditions of Appendix II with respect to Customer’s use of the Electronic Services, the terms of this Appendix I shall control.

(b) BNYM grants to Customer a personal, nontransferable and nonexclusive license to use the Electronic Services to which Customer subscribes solely for the purpose of transmitting instructions and information (“Written Instructions”), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with BNYM in connection with the Customer’s relationship with BNYM. Customer shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to Customer with respect to the Electronic Services. Customer acknowledges that BNYM and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof. Customer further acknowledges that all or a part of the Electronic Services may be copyrighted or trademarked (or a registration or claim made therefor) by BNYM or its suppliers. Customer shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall Customer attempt to decompile, reverse engineer or modify the Electronic Services. Customer may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without BNYM’s prior written consent. Customer may not remove any statutory copyright notice or other notice included in the Electronic Services. Customer shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon BNYM’s request.

(c) Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties (“Third Party Data”), such as pricing data and indicative data, and services supplied by third parties (“Third Party Services”) such as analytic and accounting services. Third Party Data and Third Party Services supplied hereunder are obtained from sources that BNYM believes to be reliable but are provided without any independent investigation by BNYM. BNYM and its suppliers do not represent or warrant that the Third Party Data or Third Party Services are correct, complete or current. Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for Customer’s internal use, and may not be reused, disseminated or redistributed in any form. Customer shall not use any Third Party Data in any manner that would act as a substitute for obtaining a license for the data directly from the supplier. Third Party Data and Third Party Services should not be used in making any investment decision. BNYM AND ITS SUPPLIERS ARE NOT RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD PARTY DATA OR THIRD PARTY SERVICES. BNYM’s suppliers of Third Party Data and Services are intended third party beneficiaries of this Section 1(c) and Section 5 below.

(d) Customer understands and agrees that any links in the Electronic Services to Internet sites may be to sites sponsored and maintained by third parties. BNYM make no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites. All such links to third party Internet sites are provided solely as a convenience to Customer and Customer accesses and uses such sites at its own risk. A link in the Electronic Services to a third party site does not constitute BNYM’s endorsement, authorisation or sponsorship of such site or any products and services available from such site.

2. Equipment. Customer shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize and obtain access to the Electronic Services, and BNYM shall not be responsible for the reliability or availability of any such equipment or services.

3. Proprietary Information. The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to Customer (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of BNYM or its suppliers. However, for the avoidance of doubt, reports generated by Customer containing information relating to its account(s) (except for Third Party Data contained therein) are not deemed to be within the meaning of the term “Information.” Customer shall keep the Information confidential by using the same care and discretion that Customer uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of these Terms and Conditions or the licenses granted herein for any reason, Customer shall return to BNYM any and all copies of the Information which are in its possession or under its control (except that Customer may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix). The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

4. Modifications. BNYM reserves the right to modify the Electronic Services from time to time. Customer agrees not to modify or attempt to modify the Electronic Services without BNYM’s prior written consent. Customer acknowledges that any modifications to the Electronic Services, whether by Customer or BNYM and whether with or without BNYM’s consent, shall become the property of BNYM.

5. NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY. BNYM AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER ACKNOWLEDGES THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE PROVIDED “AS IS.” TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL BNYM OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR

CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF BNYM OR SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL BNYM OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

6. Security; Reliance; Unauthorized Use; Funds Transfers. BNYM will establish security procedures to be followed in connection with the use of the Electronic Services, and Customer agrees to comply with the security procedures. Customer understands and agrees that the security procedures are intended to determine whether instructions received by BNYM through the Electronic Services are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. Customer will cause all persons utilizing the Electronic Services to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality. Upon termination of Customer’s use of the Electronic Services, Customer shall return to BNYM any security devices (e.g., token cards) provided by BNYM. BNYM is hereby irrevocably authorized to comply with and rely upon on Written Instructions and other communications, whether or not authorized, received by it through the Electronic Services. Customer acknowledges that it has sole responsibility for ensuring that only Authorized Persons use the Electronic Services and that to the fullest extent permitted by applicable law BNYM shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by Customer arising from or in connection with the use of the Electronic Services or BNYM’s reliance upon and compliance with Written Instructions and other communications received through the Electronic Services. With respect to instructions for a transfer of funds issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the BNYM, its affiliates, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a funds transfer. It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties hereto shall be bound by the rules of any funds transfer system utilized to effect a funds transfer hereunder.

7. Acknowledgments. BNYM shall acknowledge through the Electronic Services its receipt of each Written Instruction communicated through the Electronic Services, and in the absence of such acknowledgment BNYM shall not be liable for any failure to act in accordance with such Written Instruction and Customer may not claim that such Written Instruction was received by BNYM. BNYM may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by BNYM in sufficient time for BNYM to act upon, or in accordance with such instructions or communications.

8. Viruses. Customer agrees to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

9. Encryption. Customer acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data. Customer agrees that BNYM may deactivate any encryption features at any time, without notice or liability to Customer, for the purpose of maintaining, repairing or troubleshooting its systems.

10. On-Line Inquiry and Modification of Records. In connection with Customer’s use of the Electronic Services, BNYM may, at Customer’s request, permit Customer to enter data directly into a BNYM database for the purpose of modifying certain information maintained by BNYM’s systems, including, but not limited to, change of address information. To the extent that Customer is granted such access, Customer agrees to indemnify and hold BNYM harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which BNYM may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to BNYM database records initiated by Customer.

11. Agents. Customer may, on advance written notice to the BNYM, permit its agents and contractors (“Agents”) to access and use the Electronic Services on Customer’s behalf, except that the BNYM reserves the right to prohibit Customer’s use of any particular Agent for any reason. Customer shall require its Agent(s) to agree in writing to be bound by the terms of the Terms and Conditions, and Customer shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of Customer. Each submission of a Written Instruction or other communication by the Agent through the Electronic Services shall constitute a representation and warranty by the Customer that the Agent continues to be duly authorized by the Customer to so act on its behalf and the BNYM may rely on the representations and warranties made herein in complying with such Written Instruction or communication. Any Written Instruction or other communication through the Electronic Services by an Agent shall be deemed that of Customer, and Customer shall be bound thereby whether or not authorized. Customer may, subject to the terms of these Terms and Conditions and upon advance written notice to the Bank, provide a copy of the Electronic Service user manuals to its Agent if the Agent requires such copies to use the Electronic Services on Customer’s behalf. Upon cessation of any such Agent’s services, Customer shall promptly terminate such Agent’s access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by BNYM and return them to BNYM.